UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2009

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule orStandard; Transfer of Listing

On January 8, 2009, NexCen Brands, Inc. (the “Company”) received a notification letter from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) announcing that the Listing Council has withdrawn its call for review of the September 2, 2008 decision of the Nasdaq Listing Qualification Panel, and has lifted the stay of delisting.  The letter states that the Company’s common stock will be suspended from trading on The Nasdaq Stock Market effective at the open of business on January 13, 2009 and that Nasdaq will move to delist the Company’s common stock.

Additionally, on January 6, 2009, the Company received a Nasdaq Staff Determination letter notifying the Company that it has not complied with Nasdaq Marketplace Rules 4350(e) and 4350(g) due to its inability to hold an annual meeting of stockholders for the fiscal year ended December 31, 2007 by December 31, 2008, to solicit proxies or to provide a proxy statement to Nasdaq with respect to such meeting.  Consequently, this matter serves as an additional basis for delisting the Company’s common stock.

A copy of the press release announcing the Company’s receipt of these notification letters is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release, dated January 9, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 9, 2009.

NEXCEN BRANDS, INC.

 /s/ Sue J. Nam
By:           Sue J. Nam
Its:           General Counsel